Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	MIDDLE KINGDOM RESOURCES LTD.

2.	Resident Agent	Michael J. Morrison, Esq. RA# 89640
Name and Street Address:	Name
(must be a Nevada address	1495 Ridgeview Drive, Suite 220	Reno	NV	89509
where process may be	Street Address	City	State	Zip Code
served)
Optional Mailing Address	City	State	Zip Code

3.	Shares:
(number of shares
corporation authorized to	Number of shares	Number of shares
issue	with par value:	75,000,000	Par value:	.001	without par value	None

4.	Name & Addresses,	1.	Robert Kinloch
Of Board of	Name
Directors/Trustees:	2501 Lansdowne Ave.	Saskatoon	Sask.	S7J 1H3
(attach additional page	Street Address	City	State	Zip Code
there is more than 3	2.
directors/trustees)	Name

Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional - see instructions)	To engage in any lawful business.

6.	Names, Address	Michael J. Morrison	/s/ Michael J. Morrison
and Signature of	Name	Signature
Incorporator.	1495 Ridgeview Drive, Suite 220	Reno	NV	89509
(attach additional page	Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Resident Agent for the above named corporation.
of Appointment of	/s/ Michael J. Morrison	June 16, 2004
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.